UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2015 (April 16, 2015)

TRIBUNE MEDIA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08572	36-1880355
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue, Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 994-9300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Preliminary First Quarter 2015 Results

The financial results for Tribune Media Company (“we” or the “Company”) for the first quarter of 2015 are not yet finalized. However, the following information reflects management’s current expectations with respect to the Company’s first quarter 2015 results.

Operating Revenues

We expect consolidated operating revenues for the three months ended March 29, 2015 to be approximately $472 million, an increase of $26 million, or 6%, as compared to the three months ended March 30, 2014.

Television and Entertainment segment revenues are expected to be approximately $410 million for the three months ended March 29, 2015, an increase of $10 million, or 2%, as compared to the three months ended March 30, 2014. This increase was primarily due to an expected increase in retransmission consent revenues and carriage fees of approximately $21 million, partially offset by an expected decline in core advertising revenues (local and national advertising revenues, excluding political revenues) of approximately $6 million. The decline in core advertising revenues was primarily impacted by an approximate $10 million decline in revenues associated with airing the Super Bowl on two NBC-affiliated stations in 2015 as compared to 14 FOX-affiliated stations in 2014. Excluding this impact, core advertising revenues are expected to increase by 1.4% in the three months ended March 29, 2015 as compared to the three months ended March 30, 2014.

Digital and Data segment revenues are expected to be approximately $50 million for the three months ended March 29, 2015, an increase of $18 million, or 59%, as compared to the three months ended March 30, 2014. This increase is primarily attributable to the acquisition of Gracenote, which was consummated January 31, 2014, and the acquisitions of HWW, Baseline and What’s ON, which were consummated in the second half of 2014.

Real estate revenues within Corporate and Other are expected to be approximately $12 million for the three months ended March 29, 2015, a decrease of approximately $2 million as compared to the three months ended March 30, 2014.

Adjusted EBITDA

We expect consolidated Adjusted EBITDA for the three months ended March 29, 2015 to be approximately $129 million, a decrease of approximately $9 million, or 6.5%, compared to the three months ended March 30, 2014.

Television and Entertainment Adjusted EBITDA is expected to be approximately $135 million for the three months ended March 29, 2015, a decrease of $5 million, or 3%, as compared to the three months ended March 30, 2014. This decrease is primarily attributable to higher programming costs including original and syndicated content.

Digital and Data Adjusted EBITDA is expected to be approximately $12 million for the three months ended March 29, 2015, an increase of approximately $7 million as compared to the three months ended March 30, 2014. This increase is primarily attributable to the operating impact of the acquisitions of Gracenote, HWW, Baseline and What’s ON in 2014.

Corporate and Other Adjusted EBITDA is an expected loss of approximately $18 million for the three months ended March 29, 2015, compared to a loss of $7 million for the three months ended March 30, 2014. These additional losses were a result of increased expenses primarily attributable to higher corporate costs driven by increased compensation expense and costs associated with the implementation of improved business and technology applications.

Cautionary Statement Regarding Preliminary Results for the First Quarter of 2015

The estimated first quarter of 2015 results are preliminary, unaudited and subject to completion, reflect management’s current views and may change as a result of management’s review of results and other factors, including a wide variety of significant business, economic and competitive risks and uncertainties. Such preliminary results are subject to the closing of the first quarter of 2015 and finalization of first quarter financial and accounting procedures (which have yet to be performed) and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We caution you that the first quarter 2015 estimates are not guarantees of future performance or outcomes and that actual results may differ materially from those described above. Factors that could cause actual results to differ from those described above are set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”) and under “—Cautionary Statement Regarding Forward-Looking Statements” below. You should read this information together with the financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for prior periods included in the Company’s SEC filings. Neither our independent registered public accounting firm nor any other independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to the preliminary results, nor have they expressed any opinion or any other form of assurance on the preliminary results.

Adjusted EBITDA Description and Reconciliations

Adjusted EBITDA is a financial measure that is not required by, or presented in accordance with, GAAP. We believe that Adjusted EBITDA is a measure commonly used by investors to evaluate our performance and that of our competitors. We further believe that the disclosure of Adjusted EBITDA is useful to investors, as this non-GAAP measure is used, among other measures, by our management to evaluate our performance. By disclosing Adjusted EBITDA, we believe that we create for investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates our company. Adjusted EBITDA is not a measure presented in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA has limitations as an analytical tool and should not be considered as an alternative to net income, operating profit, revenues or any other performance measures derived in accordance with GAAP as measures of operating performance. Some of these limitations include:

•	Adjusted EBITDA does not reflect interest income or expense;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industries may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.

Consolidated Adjusted EBITDA

Consolidated Adjusted EBITDA is defined as net income before income (loss) from discontinued operations, net of taxes, income taxes, interest income, interest expense, pension expense (credit), equity income and losses, depreciation and amortization, stock-based compensation, certain special items (including severance), non-operating items and reorganization items. The following table reconciles Adjusted EBITDA to net income for the periods presented:

	Three months ended
	Mar. 29, 2015 (preliminary)	Mar. 30, 2014 (actual)
(in millions of dollars, unaudited)
Net Income	$36	$41
Income from discontinued operations, net of taxes	—	13

Income from Continuing Operations	36	28
Income tax expense	22	18
Reorganization items, net	1	2
Gain on investment transactions, net	(1)	—
Interest expense	39	41
Income on equity investments, net	(37)	(38)

Operating Profit	61	50
Depreciation	17	17
Amortization	48	61
Stock-based compensation	8	8
Severance and related charges(1)	1	2
Transaction-related costs(2)	2	6
Other	—	2
Pension (credit)	(7)	(8)

Adjusted EBITDA	$129	$138

(1)	Severance and related charges represent charges related to reductions in staffing levels.
(2)	Transaction-related costs primarily include professional fees and integration costs incurred in connection with acquisitions made in the relevant period.
*	Totals may not sum due to rounding.

Operating Segments Adjusted EBITDA

Adjusted EBITDA for the Company’s operating segments is defined as segment operating profit (loss) before depreciation, amortization, pension expense (credit), stock-based compensation and certain special items (including severance).

Television and Entertainment Adjusted EBITDA

The following table reconciles Television and Entertainment Adjusted EBITDA to Television and Entertainment operating profit for the periods presented:

	Three months ended
	Mar. 29, 2015 (preliminary)	Mar. 30, 2014 (actual)
(in millions of dollars, unaudited)
Operating Profit	$79	$65
Depreciation	11	12
Amortization	42	57
Stock-based compensation	2	3
Severance and related charges(1)	—	1
Other	—	2

Adjusted EBITDA	$135	$140

(1)	Severance and related charges represent charges related to reductions in staffing levels.
*	Totals may not sum due to rounding.

Digital and Data Adjusted EBITDA

The following table reconciles Digital and Data Adjusted EBITDA to Digital and Data operating profit (loss) for the periods presented:

	Three months ended
	Mar. 29, 2015 (preliminary)	Mar. 30, 2014 (actual)
(in millions of dollars, unaudited)
Operating Profit (Loss)	$4	$(2)
Depreciation	2	2
Amortization	6	4
Stock-based compensation	1	1
Severance and related charges(1)	—	1

Adjusted EBITDA	$12	$5

(1)	Severance and related charges represent charges related to reductions in staffing levels.
*	Totals may not sum due to rounding.

Corporate and Other Adjusted EBITDA

The following table reconciles Corporate and Other Adjusted EBITDA to Corporate and Other operating loss for the periods presented:

	Three months ended
	Mar. 29, 2015 (preliminary)	Mar. 30, 2014 (actual)
(in millions of dollars, unaudited)
Operating Loss	$(22)	$(12)
Depreciation	4	3
Stock-based compensation	5	5
Severance and related charges(1)	1	—
Transaction-related costs(2)	2	5
Pension (credit)	(7)	(8)

Adjusted EBITDA	$(18)	$(7)

(1)	Severance and related charges represent charges related to reductions in staffing levels.
(2)	Transaction-related costs primarily include professional fees and integration costs incurred in connection with acquisitions made in the relevant period.
*	Totals may not sum due to rounding.

Full Year 2015 Outlook

In 2015, we continue to expect solid revenue growth despite it being an off-cycle political year. We anticipate that Adjusted EBITDA in 2015 will be impacted by the cyclical loss of political advertising, continued measured programming investment in WGN America and increased operational costs in our Digital and Data segment. We continue to expect the following financial results as it relates to full year 2015:

•	Consolidated Net Revenues: $2.00 billion to $2.03 billion;

•	Consolidated Adjusted EBITDA: $480 million to $495 million;

•	Television and Entertainment Adjusted EBITDA: $500 million to $515 million;

•	Digital and Data Adjusted EBITDA: $46 million to $48 million; and

•	Corporate and Other Adjusted EBITDA: $(66) million to $(68) million.

In our Television and Entertainment segment, programming expenses for WGN America and Tribune Studios in 2015 are currently expected to be approximately $14 million higher than the previous guidance of approximately $130 million primarily as a result of a change in the timing of the amortization of original programming expenses, which will result in a shift of expenses from 2016 into 2015. We expect that this increase in programming expense will be offset in 2015 by, among other things, an acceleration of cost savings actions.

These estimated results for full year 2015 are forward-looking statements based on management’s estimates as of the date hereof, and our actual results may be materially different from these estimated results. They are preliminary, unaudited and reflect management’s current views with respect to future results and may change as a result of industry or other developments through year-end 2015, management’s review of our actual results and other factors, including, among others, delays in the anticipated timing of activities related to our cost savings actions, unexpected costs associated with operating our business and the performance of our business. These expected financial results are based upon a number of assumptions and estimates that are in turn based on our analysis of the various factors which currently, and could in the future, impact our business. These assumptions and estimates are inherently uncertain and subject to significant business, operational, economic and competitive uncertainties and contingencies. Certain of the assumptions relate to business decisions that are subject to change, including, among others, our anticipated business strategies, our marketing strategies, our program development strategies and our ability to anticipate and react to business trends. Other assumptions relate to risks and uncertainties beyond our control, including, among others, the economic environment in which we operate, government regulation and other developments in our industry. Our actual results for the full year 2015 may differ materially from the estimates set out in this report if any of these assumptions prove incorrect. Accordingly, you should not place undue reliance on these estimated results and they should not be viewed as a substitute for our historical financial information presented in the Company’s SEC filings, including our audited consolidated financial statements and the related notes. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these estimated results and does not express any opinion or any other form of assurance with respect thereto.

Reconciliations of the forecasted ranges for Adjusted EBITDA for fiscal 2015 are not included in this report due to the number of variables in the projected ranges for full year 2015 Adjusted EBITDA and because we are currently unable to quantify accurately certain amounts that would be required to be included in the GAAP measures or the individual adjustments for such reconciliations. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. “Forward-looking statements” include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “might,” “will,” “could” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “seek,” “designed,” “assume,” “implied,” “believe” and other similar expressions. Forward-looking statements also include projections, forecasts or estimates of performance, including, in particular, statements regarding our preliminary first quarter 2015 results and our full year 2015 outlook. Important factors that could cause actual results, developments and business decisions to differ materially from these forward-looking statements include the uncertainties discussed in the “Risk Factors” section of the Company’s SEC filings. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements: changes in advertising demand and audience shares; competition and other economic conditions including incremental fragmentation of the media landscape and competition from other media alternatives; changes in the overall market for broadcast and cable television advertising, including through regulatory and judicial rulings; our ability to protect our intellectual property and other proprietary rights; our ability to adapt to technological changes; availability and cost of quality network, syndicated and sports programming affecting our television ratings; the loss, cost and/or modification of our network affiliation agreements; our ability to renegotiate retransmission consent agreements with multichannel video programming distributors; the incurrence of additional tax-related liabilities related to historical income tax returns; our ability to expand metadata business our operations internationally; the incurrence of costs to address contamination issues at physical sites owned, operated or used by our businesses; adverse results from litigation, governmental investigations or tax-related proceedings or audits; our ability to settle unresolved claims filed in connection with our and certain of our direct and indirect wholly-owned subsidiaries’ Chapter 11 cases and resolve the appeals seeking to overturn the bankruptcy court order confirming our plan of reorganization; our ability to satisfy pension and other postretirement employee benefit obligations; our ability to attract and retain employees; the effect of labor strikes, lock-outs and labor negotiations; our ability to realize benefits or synergies from acquisitions or divestitures or to operate our businesses effectively following acquisitions or divestitures; the financial performance of our equity method investments; the impairment of our existing goodwill and other intangible assets; compliance with government regulations applicable to the television and radio broadcasting industry; changes in accounting standards; impact of increases in interest rates on our variable rate indebtedness or refinancings thereof; our indebtedness and ability to comply with covenants applicable to our debt financing and other contractual commitments; our ability to satisfy future capital and liquidity requirements; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; and other events beyond our control that may result in unexpected adverse operating results. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur.

Any forward-looking statement presented in this report is made only as of the date of this report, and we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors, except as otherwise required by law.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 16, 2015, the Board of Directors of the Company determined to change the Company’s fiscal year end from the last Sunday in December of each year to December 31 of each year.

Under the applicable rules of the Securities and Exchange Commission, since the change in fiscal year results in a transition period of one month or less, the Company will include information for the transition period from December 28, 2015 to December 31, 2015 in its Annual Report on Form 10-K for the year ending December 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2015	Tribune Media Company

	By:	/s/ Edward P. Lazarus
Edward P. Lazarus
Executive Vice President, General Counsel and Corporate Secretary